Exhibit 10.4

MERCHANTS BANCSHARES, INC. AND SUBSIDIARIES

AMENDED AND RESTATED 2008 COMPENSATION PLAN

FOR

NON-EMPLOYEE DIRECTORS AND TRUSTEES

MERCHANTS BANCSHARES, INC. AND SUBSIDIARIES

AMENDED AND RESTATED 2008 COMPENSATION PLAN FOR

NON-EMPLOYEE DIRECTORS AND TRUSTEES

ARTICLE 1

Purpose

Section 1.1. Purpose. The name of this Plan is the Merchants Bancshares, Inc. and Subsidiaries 2008 Compensation Plan for Non-Employee Directors and Trustees (the "Plan"). The purpose of the Plan is to provide a compensation program for non-employee directors and trustees (each, a "Participant") of Merchants Bancshares, Inc. and its subsidiaries that will attract and retain highly qualified individuals to serve as members of the Board of Directors or Board of Trustees, as applicable, of (a) Merchants Bancshares, Inc., (b) Merchants Bank, (c) Merchants Trust Company, or (d) any other subsidiary of Merchants Bancshares, Inc. as determined by the Board of Directors of Merchants Bancshares, Inc. (the "Company" and, together with the subsidiaries described in (b), (c) and (d), the "Companies"). The Participants are to receive their Compensation for service on a Board of Directors of the Companies in the form of cash, shares of Company common stock, par value $0.01 per share ("Common Stock"), or any combination of the foregoing, subject to the terms of the Plan. For purposes of the Plan, the term "Compensation" shall mean any and all fees earned by a Participant for service on a Board of Directors of a Company, including, without limitation, each regular or special meeting and for any committee meetings attended. This Plan is intended to satisfy the requirements of Internal Revenue Code Section 409A and Internal Revenue Service and U.S. Treasury Department guidance thereunder.

ARTICLE 2

Administration

Section 2.1. Compensation. From time to time, the respective boards of directors of the Companies shall determine the amount, form and timing of Compensation payable to Participants, which determination shall be contained in a resolution(s) or consent(s) adopted by the applicable board of directors.

Section 2.2. Management Committee. Subject to Sections 2.1, 6.6, and any other provision of the Plan which expressly states that the approval of the Board of Directors of the Company (the "Board") is required, the Plan shall be administered by a management committee (the "Committee") consisting of the Chief Executive Officer of the Company and such other senior officers as the Chief Executive Officer shall designate. Subject to the terms of the Plan, the Committee shall interpret the Plan, shall prescribe, amend and rescind rules relating to it from time to time as it deems proper and in the best interests of the Company, and shall take any other action necessary for the administration of the Plan. Any decision or interpretation adopted by the Committee shall be final and conclusive and shall be binding upon all Participants.

ARTICLE 3

Participation

Section 3.1. Participants. Each person who is a non-employee Director or Trustee of a Company on the Effective Date (as defined in Section 6.8) shall become a Participant as of the Effective Date. Any other individual shall become a Participant immediately upon becoming a Director or Trustee of a Company.

ARTICLE 4

Shares

Section 4.1. Maximum Number of Shares. Subject to Section 4.2, the Board has reserved for issuance a maximum total of 150,000 shares of Common Stock under the Plan. Issuances of shares may be made from the Company's treasury or out of authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Committee.

Section 4.2. Adjustment to Number of Shares. In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board, upon recommendation of the Committee, may make appropriate adjustments to the number of shares of Common Stock (i) authorized for issuance under the Plan, and (ii) subject to an Election (as defined in Section 5.2). The Committee shall clearly outline the proposed mechanism for such adjustment, and such adjustment shall not result in an increase or diminution in value in a Participant's account.

ARTICLE 5

Payment of Compensation

Section 5.1. Amount of Compensation. Compensation shall be determined by the Board pursuant to Section 2.1 of the Plan, and shall be paid, unless deferred pursuant to Section 5.2, according to the ordinary practices of the Company.

Section 5.2. Election. Prior to January 1st of each year, and subject to such deadlines as may be established by the Committee from time to time, a Participant may elect to receive all or any portion of his or her Compensation for such year in the form of shares of Common Stock subject to Section 5.3 below ("Deferred Common Stock"). If no Election is received by the Company, a Participant shall receive his or her Compensation in cash pursuant to Section 5.1. An Election under this Section 5.2 shall be irrevocable and shall apply to all Compensation earned during such year for which the Election is effective.

Section 5.3. Deferred Common Stock.

(a)

Calculation of Shares. For each Participant that has made the Election, on the day on which he or she would have otherwise been paid Compensation pursuant to Section 5.1 in the absence of such Election, the Committee shall calculate the number of shares of Common Stock to be delivered to such Participant by:

(i) dividing the amount of Compensation to which that Participant is entitled on such date by the market price of a share of Common Stock on that day (such number being the "Basic Shares"), and

(ii)

multiplying the number of Basic Shares by the "Risk Premium" (as defined below), rounding any fractional share up to the nearest whole number (such number in excess of the Basic Shares as determined pursuant to this clause (ii) being the "Risk Premium Shares").

For purposes of the Plan, the "Risk Premium" applicable during any year of the Plan shall be a number, no less than 1.0 and no greater than 1.25, determined prior to such year by the Board, which number shall reflect the investment and other risks assumed by a Participant in making the Election and to provide a reasonable inducement to a Participant for making such Election.

The Basic Shares and the Risk Premium Shares are referred to together in this Plan as the "Shares".

(b)

Deferral Generally. Shares will not be delivered to a Participant until the applicable Delivery Date determined in accordance with Section 5.3(d). No Participant may sell, transfer or otherwise dispose of any Shares or any portion thereof or interest therein prior to the Delivery Date for such Shares.

(c)	Forfeiture of Risk Premium Shares. Any Participant that, prior to the Delivery Date applicable to that Participant:

(i) resigns from a Board of Directors of a Company voluntarily without the consent of a majority of the remaining members of that Board of Directors, or

(ii) is forced to resign from a Board of Directors of a Company for "Cause" as provided in that entity's by-laws,

shall forfeit any and all Risk Premium Shares to which such Participant shall otherwise be entitled.

(d)	Delivery Dates.

(i)

Shares shall be delivered to a Participant in seven annual installments commencing in January of the first calendar year after a Participant's sixty-fifth (65th) birthday (the "Initial Delivery Date"), with additional installments being delivered thereafter on the subsequent anniversary dates of the Initial Delivery Date (each such date, together with the Initial Delivery Date, a "Delivery Date"). Installments shall be in as equal amounts as possible, as determined by the Committee in its discretion.

	(ii)	If a Participant desires to postpone the Initial Delivery Date, he or she may do so only once and such change must comply with the restrictions of Internal Revenue Code Section 409A, including that:

		(A)	the election to change cannot take effect until at least twelve (12) months after the date on which the election is made.

		(B)	the first payment as to which the new election is made must be deferred to a date that is at least five (5) years from the date the payment would otherwise have been made.

		(C)	the election must be made not less than twelve (12) months prior to the Initial Delivery Date.

	(iii)	Any Participant who is receiving payments hereunder shall no longer be eligible to defer Compensation under this Plan.

(e)

Illustration of Measurement and Vesting. For example, if a 64-year old Participant who is otherwise entitled to cash fees of $900 on September 1, 2008 has made the Election with respect to the entire amount of the fee, and if the market price of the Common Stock is $18 on September 1, 2008, and the Board has determined that the Risk Premium for 2008 is 1.2, that Participant would receive 60 Shares (($900/18) x 1.2). 50 of the Shares would be Basic Shares and 10 of the Shares would be Risk Premium Shares. Beginning in January 2010 (the applicable Initial Delivery Date), the first installment of 8 Shares would be delivered to that Participant. If that Participant resigns from the Board without the consent of the Board prior to the Initial Delivery Date, the 10 Risk Premium Shares would be forfeited.

(f)

Dividends. To the extent that dividends or other distributions are made with respect to the Common Stock (but not with respect to any dividend or distribution on the capital stock of any other Company), a Participant shall be credited with the amount of such dividends or other distributions payable with respect to any Shares then credited to such Participant under the Plan (calculated as if such Shares had been delivered to that Participant); provided, however, that any shares of Common Stock or other security of the Company which is issued as a dividend on or other distribution with respect to a Share shall itself be subject to the same deferred delivery conditions and transfer restrictions that are applicable to the Shares hereunder.

(g)

Acceleration upon Death. Notwithstanding the Standard Form or any election to postpone the Delivery Commencement Date, the Committee shall accelerate the delivery of any Participating Director’s Restricted Shares upon the Participating Director’s death and shall deliver all amounts remaining to be delivered hereunder to the Participating Director’s Beneficiary within 60 days after such Participating Director’s death.”

(h)

Issuance of Shares. Prior to the applicable Delivery Date, Shares may be issued and delivered by the Company to a trustee, via ledger transfer or such other method as is determined by the Committee, or may otherwise be set aside for deferred delivery to a Participant as described herein.

ARTICLE 6

General Provisions

Section 6.1. Issuance of Common Stock. The Company shall not be required to issue any Shares prior to:

(a)

obtaining any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, deems necessary or advisable;

(b)	listing the Shares on any stock exchange on which the Common Stock may then be listed; or

(c)

completing any registration or other qualification of the Shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, determines to be necessary or advisable.

All Shares delivered under the Plan shall also be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making any such determinations, the Committee may rely upon an opinion of counsel for the Company.

Section 6.2. Unfunded Obligation. The obligation of the Company to deliver Shares to Participants pursuant to the Plan is an unfunded obligation of the Company. The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Beneficial ownership of any investments, including trust investments that the Company may make to fulfill this obligation shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or memorandum accounts shall not create or constitute a trust or a fiduciary relationship between the Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's Beneficiary or the Participant's creditors in any assets of the Company whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

Section 6.3. Beneficiary; Matters Relating to Marital Rights.

(a)

The term "Beneficiary" shall mean the person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death. The designation shall be on a form provided by the Committee, executed by the Participant and delivered to the Committee.

(b)

In connection with a divorce, decree of separate maintenance or other arrangement involving an adjustment of marital rights, if a Participant is required to transfer all or a portion of his or her Shares to his or her spouse, the Company shall have the right to purchase from the Participant all such Shares, unless the Participant files with the Company a copy, executed by his or her spouse, of any agreement as to the Shares executed by the Participant, and an irrevocable proxy of unlimited duration, signed by his or her spouse, giving the Participant exclusive power to act on all matters concerning the Shares and this Plan.

Section 6.4. Permanent Disability. A Participant shall be deemed to suffer a permanent disability for purposes of this Plan if he or she: (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. This definition of "Disability" shall be interpreted consistently with the rules under Internal Revenue Code Section 409A and any regulations or other guidance thereunder.

Section 6.5. Nonassignment. The right of a Participant or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

Section 6.6. Termination and Amendment. The Board may from time to time amend, suspend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Board may reinstate any or all of its provisions. No amendment, suspension or termination may impair or accelerate the right of a Participant or a Participant's Beneficiary to receive benefits accrued prior to the effective date of such amendment, suspension or termination. Notwithstanding the foregoing, the Board may not amend the Plan without the approval of the stockholders of the Company to: (i) increase the number of shares of Common Stock that may be issued under the Plan, (ii) materially modify the eligibility for participation in the Plan, or (iii) otherwise materially increase the benefits accruing to the Participants under the Plan.

The Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

Section 6.7. Applicable Law. The Plan shall be construed and governed in accordance with the laws of the State of Vermont.

Section 6.8. Effective Date and Term of the Plan. The Plan shall be submitted by the Board to the stockholders of the Company for their approval at the 2008 Annual Meeting of Stockholders of the Company, including any adjournments or postponements of that meeting, or any subsequent meeting of the stockholders of the Company. Subject to the approval of the Plan by the Company's stockholders, the Plan shall be effective on the date of such stockholders meeting (the "Effective Date"). To the extent required for compliance with Section 16(b) of the Exchange Act and rules promulgated thereunder, Shares distributed to Participants may not be sold until a date at least six (6) months after the date such stockholder approval is obtained, or if earlier, such other date allowed by Section 16(b) of the Exchange Act or rules promulgated thereunder. Unless extended by the Board, which extension may occur after the termination date of the Plan pursuant to Section 6.6 hereof, the Plan shall terminate ten (10) years after the Effective Date.

Section 6.9. Compliance With Rule 16b-3 of the Exchange Act. The Company's intention is that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, with respect to Shares issued under the Plan, the Plan shall comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. If any Plan provision is later found not to be in compliance with Rule 16b-3 of the Exchange Act, that provision shall be deemed modified as necessary to meet the requirements of Rule 16b-3.

Section 6.10. Section 409A.

(a)    Anything herein to the contrary notwithstanding, if at the time of a Participant’s separation from service within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the ‘Code’), the Company determines that such Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment that such Participant becomes entitled to under this Plan on account of such Participant’s separation from service would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable until the date that is the earlier of (A) six months and one day after such Participant’s separation from service, or (B) such Participant’s death. If any such delayed payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b)    The Plan will be administered in accordance with Section 409A of the Code. To the extent that any provision of the Plan is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code.

(c)    The Company makes no representation or warranty and shall have no liability to any person if any provisions of this Plan do not satisfy an exemption from, or the conditions of, Section 409A of the Code.

IN WITNESS WHEREOF, Merchants Bancshares, Inc. does hereby execute this document as of the 17th day of October, 2010.

IN PRESENCE OF:	MERCHANTS BANCSHARES, INC.

/s/ Lisa Razo	By:	/s/ Janet Spitler
Witness		Duly Authorized Agent

IN PRESENCE OF:	MERCHANTS BANK

/s/ Lisa Razo	By:	/s/ Janet Spitler
Witness		Duly Authorized Agent